EXHIBIT 8.1
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                                   May 3, 2001




BMW FS Securities LLC
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey  07677

                  Re: BMW Vehicle Owner Trust Asset Backed Certificates and
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                      Notes
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Ladies and Gentlemen:

                  We have acted as counsel to BMW FS Securities LLC, a Delaware limited liability company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement (Registration No. 333-56802) on Form S-3 on March 9, 2001, as amended to the date hereof (together with the exhibits thereto, the "Registration Statement"), relating to the registration by the Company of Trust Certificates and Trust Notes (collectively, the "Securities"). As described in the Registration Statement, the Securities will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company, a trustee to be determined and such other parties to be determined.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Prospectus which is a part thereof (the "Prospectus"), a draft of the Trust Agreement, a draft of an Indenture, and such corporate records, agreements, documents and other instruments (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives of the Company and the Trust and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the correctness of all representations made therein. (The terms of the Documents are incorporated herein by reference.) We have further assumed that the final executed Documents will be substantially the same as those which we have reviewed and that there are no agreements or understandings between or among the

BMW FS Securities LLC
May 3, 2001
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parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

                  Based on the foregoing, subject to the next succeeding paragraph, and assuming full compliance with all the terms of the Documents, we confirm the opinion included in the Prospectus under the caption "Material Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein.

                  The foregoing opinion is based on the facts as set forth in the Registration Statement and on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts, including the taking of any action by any party to any of the transactions described in the Documents pursuant to an opinion of counsel as required by any of the Documents relating to such transactions, or in the Documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

                  We consent to the references in the Prospectus under the caption "Material Income Tax Consequences" to our firm and to the use of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,


                                              /s/ Weil, Gotshal & Manges LLP